BERKSHIRE INCOME REALTY ANNOUNCES THIRD QUARTER FFO OF $4,384,000 AND TEXAS
                                  ACQUISITION

BOSTON, MASSACHUSETTS - - November 14, 2003 - - Berkshire Income, Realty, Inc. (AMEX: "BIR_pa", "BIRPRA", "BIR.PR.A") ("Berkshire" or the "Company") today reported its results for the quarter ended September 30, 2003. Financial highlights for the quarter ended September 30, 2003 include:

          o The Company's funds from operations for the quarter ended September 30, 2003 were $4,384,000.

          o For the quarter ended September 30, 2003, Berkshire reported net income of $2,114,000. For the comparable period in 2002, the Berkshire Income Realty Predecessor Group reported a net loss of $215,000. Because the Company did not have any operations until the quarter ended June 30, 2003, the discussion in this press release of operations or activities prior to April 1, 2003 refers to the operations and activities of the Berkshire Income Realty Predecessor Group, the Company's predecessor entities for accounting purposes. As described below, the Berkshire Income Realty Predecessor Group contributed to the Company the initial properties that make up the Company's current operations.

          o On October 30, 2003, Berkshire Income Realty - OP, L.P. (the "O.P."), the operating partnership subsidiary of the Company, through its newly formed and wholly owned subsidiary, St. Marin/Karrington Limited Partnership, purchased the St. Marin Apartments, a 350-unit multi-family apartment community and the Karrington Apartments, a 250-unit multi-family apartment community, which are contiguous properties located in Coppell, Texas from WHCO Real Estate Limited Partnership and WHCO II Real Estate Limited Partnership, respectively. Both of the sellers are third parties. The purchase and sale agreements, as amended, provide for purchase prices of $26,125,000 and $20,000,000 for St. Marin and Karrington, respectively, which was paid in cash. The Company will operate the two properties as one under the name St. Marin/Karrington Apartments.

          o On October 31, 2003, the Company announced it that would pay its regular quarterly cash dividend of $.5625 on each share (aggregate quarterly dividend of $1,675,000) of its 9% Series A Cumulative Redeemable Preferred Stock ("Preferred Shares") on November 15, 2003 to shareholder of record on November 10, 2003. The regular cash dividend payable on the Series A Preferred Stock is payable on February 15, May 15, August 15 and November 15 of each year.

Funds From Operations

     The Company has adopted the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). Management considers Funds from Operations ("FFO") to be an appropriate measure of performance of an equity REIT. We calculate FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items), for gains (or losses) from sales of properties and real estate related depreciation and amortization. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income as presented in the financial statements. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company, because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.

     The Company's calculation of FFO may not be directly comparable to FFO reported by other REITS or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements.

     The calculation of FFO for the three month period ended September 30, 2003 is presented below (in thousands):


                                                                Three Months
                                                                    Ended
                                                              September 30, 2003
                                                             -------------------

Net Income                                                    $            2,114
Add:
  Minority interest in Operating Partnership                                 488
  Depreciation of real property                                            1,782
                                                             -------------------

Funds from Operations                                         $            4,384
                                                             ===================



     Further information regarding the results of Berkshire for the quarter ended September 30, 2003 can be found in Berkshire's Form 10-Q for the quarter ended September 30, 2003, which is being filed today with the Securities and Exchange Commission and will be available on the SEC's website at www.sec.gov.


Looking Forward Statements

     With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts ("REITS"), availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting and policies and guidelines applicable to REITs, those set forth in Part I, Item 1A "Risk Factors" of the Company's Form 10-K and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

                          BERKSHIRE INCOME REALTY, INC.
              (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                                 BALANCE SHEETS
          (unaudited, in thousands, except share and per share amounts)

                                                                   December 31,
                                                   September 30,      2002
                                                      2003          (Note 1)
                                                   Consolidated     Combined
                                                  --------------  --------------

                     ASSETS

Multi-family apartment communities,
 net of accumulated depreciation of
  $100,166 and $94,712, respectively               $      99,896   $     94,343
Cash and cash equivalents                                 41,819          4,852
Cash restricted for tenant security deposits                 855            850
Replacement reserve escrow                                   250            407
Prepaid expenses and other assets                          3,601          3,733
Investment in Mortgage Funds                              40,197              -
Deferred  expenses,  net of accumulated
 amortization  of $281 and $246,
  respectively                                             1,262          1,288

                                                  --------------  --------------
         Total assets                              $     187,880   $    105,473
                                                  ==============  ==============

   LIABILITIES AND STOCKHOLDERS' EQUITY/OWNERS' DEFICIT

Liabilities:
   Mortgage notes payable                          $     131,901   $    119,162
   Notes payable                                               -          3,155
   Due to affiliates                                       1,456          2,879
   Dividend and distributions payable                      1,338              -
   Accrued expenses and other liabilities                  3,317          1,891
   Tenant security deposits                                  940            912
                                                  --------------   -------------
         Total liabilities                               138,952        127,999

Minority interest                                              -              -

Commitments and Contingencies                                  -              -

Stockholders' equity / owners' deficit:
   Series A 9% Cumulative Redeemable Preferred
   Stock, no par value, $25 stated
   value, 5,000,000 shares authorized, 2,978,110
   and 0 shares issued and outstanding at
   September 30, 2003 and December 31, 2002,              70,212              -
   respectively

   Class A common stock, $.01 par, 5,000,000
   shares authorized; 0 shares issued and
   outstanding at September 30, 2003 and
   December 31, 2002, res2002, respectively                    -              -

   Class B common stock, $.01 par, 5,000,000
   shares authorized; 1,283,313 and
   100 shares issued and outstanding at
   September 30, 2003 and December 31, 2002,
   respectively                                               12              -

   Excess stock, $.01 par value, 15,000,000 shares
   authorized, 0 shares issued and outstanding at
   September 30, 2003 and December 31, 2002,
   respectively                                                -              -

   Accumulated deficit                                   (21,296)             -

   Owners' deficit                                       (22,526)             -
                                                  --------------   -------------

         Total stockholders' equity / owners'
          deficit                                         48,928         22,526)

         Total liabilities and stockholders'
          equity / owners' deficit                 $     187,880   $     105,473
                                                  ==============   =============

                          BERKSHIRE INCOME REALTY, INC.
              (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                            STATEMENTS OF OPERATIONS
          (unaudited, in thousands, except share and per share amounts)

                                    For the Three Months   For the Nine Months
                                     Ended September 30,   Ended September 30,
                                    --------------------- ----------------------

                                       2003       2002        2003        2002
                                   Consolidated Combined  Consolidated  Combined
                                    --------------------- ----------------------


Revenue:
   Rental                           $     6,909 $   6,738  $   20,598 $  19,739
   Interest                                  11        86          78       158
   Utility reimbursement                    133       133         340       448
   Other                                    372       276         925       737
                                    --------------------- ----------------------

         Total revenue                    7,425     7,233      21,941    21,082

Expenses:
   Operating                              1,909     1,524       5,184     4,469
   Maintenance                              715       577       1,784     1,551
   Real estate taxes                        644       553       1,819     1,633
   General and administrative               476       343       1,149       694
   Organizational costs                       -         -         213         -
   Management fees                          465       451       1,573     1,351
   Depreciation                           1,819     1,482       5,454     4,386
   Interest                               1,830     2,189       5,580     4,509
   Loss on extinguishment of debt            87       285         339     1,168
   Participation interest                     -        44           -       132
                                    --------------------- ----------------------


         Total expenses                   7,945     7,448      23,095    19,893
                                    --------------------- ----------------------


Income (loss) before minority
interest in properties, equity in
income of Mortgage Funds and
minority common interest in
Operating Partnership                      (520)     (215)     (1,154)    1,189

Minority interest in properties             (31)        -        (125)   (1,436)

Equity in income of Mortgage Funds        3,153         -       4,883         -
                                    --------------------- ----------------------

Income  (loss)  before   minority
 common interest in Operating
 Partnership                              2,602      (215)      3,604      (247)

Minority common interest in
 Operating Partnership                     (488)        -        (488)        -
                                    --------------------- ----------------------

Net income (loss)                   $     2,114 $    (215) $    3,116      (247)
                                    =====================  =====================


Preferred dividend                       (1,675)        -      (3,276)         -
                                    ---------------------  ---------------------

Net income (loss) available to
 common shareholders                $       439 $    (215) $     (160)$    (247)
                                    =====================  =====================

Earnings per common share, basic    $      0.34            $    (0.19)
                                    =====================  =====================

Weighted average number of common
 shares outstanding                    1,283,313              837,207
                                    =====================  =====================